[OBJECT OMITTED]  News Release

FOR IMMEDAITE RELEASE



                ATG RECEIVES NASDAQ NOTICE RE FILING REQUIREMENT

Hayward, CA., November 26, 2001-- ATG Inc. (NASDAQ: ATGC - NEWS), a leading provider of low-level radioactive waste and low-level mixed waste treatment services, announced that it has received a Nasdaq Staff Determination letter dated November 20, 2001 indicating that that the Company has failed to comply with September 30, 2001 Form 10Q filing requirement for continued listing set forth in Marketplace Rule 4310 (c) (14), and that its securities are, therefore, subject to delisting from the Nasdaq National Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company's request for continued listing



About ATG Inc.

ATG Inc. is a radioactive and hazardous waste management company that offers comprehensive thermal and non-thermal treatment solutions for low-level radioactive and low-level mixed waste generated by commercial, institutional and government clients such as nuclear power plants, medical facilities, research institutions and the U.S. Departments of Defense and Energy.


This news release may contain forward-looking statements pursuant to the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, without limitation, the Company's new products and services, ability to attract and retain key managers, competition and various factors set forth under "Factors Affecting Future Operating Results" in the Company's annual report on Form 10-K and such other risks detailed from time to time in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Contact:
     ATG Inc.
     Doreen Chiu, (510)783-8200